Contact: Les Nelson Director — Investor Relations (309) 347-9709

Aventine Adds Shell Executive to Its Senior Management Team

Daniel R. Trunfio Appointed Chief Operating Officer

PEKIN, IL., (March 9, 2007) — Aventine Renewable Energy Holdings, Inc. (NYSE:AVR), a leading producer, marketer and end-to-end supplier of ethanol, today announced, that Daniel R. Trunfio, has been appointed Chief Operating Officer, effective March 19, 2007.  The position of Chief Operating Officer is a new position within Aventine.  Mr. Trunfio joins Aventine from the Royal Dutch/Shell Group, the largest bio-fuels marketer in the world and recognized global leader in 2nd generation bio-fuels technology, where he was in various leadership roles including General Manager and Vice President.  Mr. Trunfio will report to Ron Miller, Aventine’s President and Chief Executive Officer.

Commenting on the announcement, Ron Miller, President and Chief Executive Officer of Aventine, said, “Dan brings more than 23 years of successful management experience in the energy and biofuels sector.  From a strategic perspective, Dan’s global mindset will be an invaluable asset in supporting our business and growth opportunities.  We welcome Dan to the Aventine team and look forward to the contributions he will make to our Company.”

Mr. Trunfio, 45, spent 23 years with the Royal Dutch/Shell Group.  Mr. Trunfio most recently led the development and implementation of Shell’s 1st and 2nd generation bio-fuel strategies and operations worldwide.  In this role, Mr. Trunfio was responsible for coordinating bio-fuel issues for Shell in the Americas working as a liaison with external stakeholders and Governments.  In addition, he was also responsible for managing Shell’s bio-fuel alliances in the Americas.  While at Shell, Mr. Trunfio’s experience included positions (both domestic and internationally) in retail sales, marketing, supply, trading, e-commerce, strategy, product development and bio-fuels.  Mr. Trunfio has a strong track record for developing, delivering and growing businesses.

About Aventine

Aventine is a leading producer, marketer and end-to-end distributor of ethanol in the United States.  Aventine produces, markets and distributes ethanol to leading energy companies.  In addition to ethanol, it is also a producer of distillers grains, corn gluten feed, corn germ and brewers’ yeast.

Internet address is www.aventinerei.com.

Forward Looking Statements

Certain information included in this press release may be deemed to be “forward looking statements” within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release, are forward looking statements.  Any forward looking statements are not guarantees of Aventine’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward looking statements.  Aventine disclaims any duty to update any forward looking statements.  Some of the factors that may cause Aventine’s actual results, developments and business decisions to differ materially from those contemplated by such forward looking statements include the following:

•                  Changes in or elimination of laws, tariffs, trade or other controls or enforcement practices such as:

•                              National, state or local energy policy;

•                              Federal ethanol tax incentives;

•                              Regulation currently proposed and/or under consideration which may increase the existing renewable fuel standard and other legislation mandating the usage of ethanol;

•                              State and federal regulation restricting or banning the use of Methyl Tertiary Butyl Ether;

•                              Environmental laws and regulations applicable to Aventine’s operations and the enforcement thereof;

•                  Changes in weather and general economic conditions;

•                  Overcapacity within the ethanol and petroleum refining industries;

•                  Total United States consumption of gasoline;

•                  Availability and costs of products and raw materials, particularly corn, coal and natural gas;

•                  Labor relations;

•                  Fluctuations in petroleum prices;

•                  The impact on margins from a change in the relationship between prices received from the sale of co-products and the price paid for corn;

•                  Aventine’s or its employees’ failure to comply with applicable laws and regulations;

•                  Aventine’s ability to generate free cash flow to invest in its business and service any indebtedness;

•                  Limitations and restrictions contained in the instruments and agreements governing Aventine’s indebtedness;

•                  Aventine’s ability to raise additional capital and secure additional financing, and our ability to service such debt, if obtained;

•                  Aventine’s ability to retain key employees;

•                  Liability resulting from actual or potential future litigation;

•                  Competition;

•                  Plant shutdowns or disruptions at our plant or plants whose products we market;

•                  Availability of rail cars and barges;

•                  Renewal of alliance partner contracts;

•                  Our ability to receive and/or renew permits to construct and/or commence operations of our proposed capacity additions in a timely manner, or at all; and

•                  Fluctuations in earnings resulting from increases or decreases in the value of ethanol inventory